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                                                                   EXHIBIT 10.44

                                 BRYLANE INC.

                NONQUALIFIED PERFORMANCE STOCK OPTION AGREEMENT



          THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into as of _____________, 199__ by and between Brylane Inc., a Delaware corporation (the "Company"), and William C. Johnson ("Optionee") pursuant to the Brylane Inc. 1996 Performance Stock Option Plan dated ___________, 1996 (the "Plan"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.


                                R E C I T A L S:
                                - - - - - - - -


          A. Optionee is an independent member of the Board of Directors of the Company and the Board of Representatives of Brylane, L.P., a Delaware limited partnership and direct and indirect wholly-owned subsidiary of the Company (the "Partnership").

          B. The Partnership has previously granted to Optionee the right to purchase units of limited partnership interests of the Partnership ("Units") pursuant to a Performance Partnership Unit Option Agreement by and between the Partnership and Optionee dated May 27, 1994 (the "Unit Option Agreement") and the 1993 Performance Partnership Unit Option Plan of the Partnership (the "Unit Option Plan").

          C. Pursuant to the terms of Section 13(c) of the Unit Option Plan, upon the formation of IPO Corporation (as defined in the Unit Option Plan, with the term IPO Corporation understood to refer to the Company), the Company may terminate the Unit Option Plan and all Unit Option Agreements if a new plan is adopted and new option agreements are issued by the Company; provided, however, that each participant under the Unit Option Plan shall have the right to purchase the number of shares of common stock, $0.01 par value per share (the "Common Stock"), of the Company that each participant would have received upon formation of the Company in exchange for Units representing the same number of Units which each participant would have been entitled to purchase (subject to satisfaction of vesting provisions) pursuant to the terms of the Unit Option Plan and applicable Unit Option Agreement immediately prior to the formation of the Company. Pursuant to Section 7(c) of the Unit Option Agreement, as applicable, Participant agreed to take such actions and to execute such agreements and documents as are necessary or desirable in connection with the foregoing, the formation of the Company and consummation of all transactions related thereto.
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          D.   The Company now desires to grant Optionee the right to purchase shares of Common Stock of the Company pursuant to the terms and conditions of this Agreement and the Plan in connection with the termination and cancellation of the options held by Optionee pursuant to the Unit Option Agreement and the termination of the Unit Option Plan.


                               A G R E E M E N T:
                               - - - - - - - - -


          NOW, THEREFORE, in consideration of the covenants hereinafter set forth, in order to implement the transactions contemplated in connection with the termination of the Unit Option Plan and the prior agreements set forth in the Unit Option Agreement, the parties agree as follows:


          1.   Option; Number of Shares.  The Company hereby grants to Optionee
               ------------------------
the right (the "Option") to purchase up to a maximum of 20,000 shares (the "Shares") of Common Stock at a price of $10.00 per share (the "Option Price") to be paid in accordance with Section 6 hereof; which Option is granted under
Section 12 of the Plan in substitution for options held by Optionee pursuant to the Unit Option Agreement and as contemplated by Section 13(c) of the Unit Option Plan. The Option and the right to purchase all or any portion of the Shares are subject to the terms and conditions stated in this Agreement and in the Plan. It is intended that the Option will not qualify for treatment as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

          2.   Performance Criteria and Vesting.  The Option shall vest, in
               --------------------------------
whole or in part as specified on Schedule A hereto, (i) at such time that the
                                 ----------
Business (as defined on Schedule A hereto) achieves the performance criteria (the "Performance Criteria") during the performance measurement period (the "Measurement Period") and/or (ii) upon the passage of time, as specified on said Schedule A. The Committee shall determine the extent to which the Business has achieved the Performance Criteria following the conclusion of the Measurement Period and, consequently, the extent, if at all, that the Option has vested. To the extent the Option has not vested and does not also vest based on the passage of time, it shall, to that extent, automatically terminate and cease to be exercisable to such extent notwithstanding the stated term during which it may be exercised.

          3.   Term of Agreement.  The Option, and Optionee's right to exercise
               -----------------
the Option, shall terminate when the first of the following occurs:

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          (a) termination pursuant to Section 2 hereof or Sections 11 or 15 of the Plan;

          (b) the expiration of either 10 years from May 27, 1994 if the Option has become vested pursuant to Section 3(a) of Schedule A hereto or 16 years from May 27, 1994 if the Option has become vested pursuant to Section 3(b) of Schedule A hereto;

          (c) 90 days after the date of termination of Optionee's membership on the Board of Directors of the Company and the Board of Representatives of the Partnership and any direct or indirect subsidiaries of the Company (individually, a "Subsidiary" and collectively, the "Subsidiaries"), unless such termination results from Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code) or Optionee dies within 90 days after the date of termination of Optionee's membership on the Board of Directors of the Company and the Board of Representatives of the Partnership and all of the Subsidiaries, in which case this Agreement and the Option shall terminate 180 days after the date of termination of Optionee's employment or consulting relationship with the Partnership and all of the Subsidiaries; or

          (d) the failure of an initial sale to the public of equity securities of the Company (an "Initial Public Offering") pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act") to (i) result in receipt by the Company of at least $30,000,000 of gross proceeds from the sale of newly issued stock or (ii) result in the sale of newly issued Common Stock representing at least 20% of the outstanding common stock of the Company (after giving effect to such offering), upon which this Agreement shall terminate and be of no force and effect; provided, however, that if the Company completes an Initial Public Offering that does not satisfy the requirements of clause (i) or (ii) of this sentence, a new option agreement containing all rights and obligations required to be contained therein pursuant to the Unit Option Agreement will be executed by the Company and Optionee.

          4.   Termination of Relationship.  The termination for any reason of
               ---------------------------
Optionee's Board of Representative membership shall not accelerate the vesting of the Option or affect the number of Shares with respect to which the Option may be exercised; provided, however, that the Option may only be exercised with respect to that number of Shares which could have been purchased under the Option had the Option been exercised by Optionee on the date of such termination.

          5.   Death of Optionee; No Assignment.  The rights of Optionee under
               --------------------------------
this Agreement may not be assigned or transferred except by will, by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by such Optionee;

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provided, however, that in the event of disability (within the meaning of
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) of Optionee, a designee of Optionee (or the Optionee's legal representative if Optionee has not designated anyone) may exercise the Option on behalf of Optionee (provided the Option would have been exercisable by Optionee) until the right to exercise the Option expires pursuant to Section 3 hereof. Any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of the Option in contravention of this Agreement or the Plan shall be void and shall have no effect. If Optionee should die while Optionee is engaged in a relationship with the Partnership and/or any Subsidiary, and provided Optionee's rights hereunder shall have vested, in whole or in part, pursuant to Section 2 hereof, Optionee's designee, legal representative, or legatee, the successor trustee of Optionee's inter vivos trust or the person who acquired the right to exercise the Option by reason of the death of Optionee (individually, a "Successor") shall succeed to Optionee's rights under this Agreement. After the death of Optionee, only a Successor may exercise the Option.

          6.   Exercise of Option.  On or after the vesting of the Option in
               ------------------
accordance with Section 2 hereof and until termination of the Option in accordance with Section 3 hereof, the Option may be exercised by Optionee (or such other person specified in Section 5 hereof) to the extent exercisable as determined under Section 2 hereof, upon delivery of the following to the Partnership at its principal executive offices:

               (a) a written notice of exercise which identifies this Agreement and states the number of Shares (which may not be less than 100, or all of the Shares if less than 100 Shares then remain covered by the Option) then being purchased;

               (b) a check, cash or any combination thereof in the amount of the aggregate Option Price (or payment of the aggregate Option Price in such other form of lawful consideration as the Committee may approve from time to time under the provisions of Section 8 of the Plan);

               (c) a check or cash in the amount reasonably requested by the Company to satisfy the Company's or the Partnership's withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by Optionee in connection with the exercise, in whole or in part, of the Option (unless the Partnership and Optionee shall have made other arrangements for deductions or withholding from Optionee's wages, bonus or other income paid to Optionee by the Partnership or any Subsidiary, provided such arrangements satisfy the requirements of applicable tax laws); and

               (d) a written representation and undertaking, if requested by the Company pursuant to Section 8(b) hereof, in such form and substance as the Company may

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require, setting forth the investment intent of Optionee, or a Successor, as the case may be, and such other agreements, representations and undertakings as described in the Plan.

          7.   Registration Rights.  If Optionee cannot transfer the shares of
               -------------------
Common Stock to be received from the Company upon exercise of this Option in compliance with Rule 701 under the Act, the Company shall, within 120 days of the first date that this Option is vested, cause the shares of Common Stock to be received upon exercise of this Option to be registered under the Act on a registration statement on Form S-8 (which shall, if necessary to permit resales of all Shares owned by Optionee, include a resale prospectus in appropriate form).

          8.   Representations and Warranties of Optionee.
               ------------------------------------------

               (a) Optionee represents and warrants that this Agreement has been duly and validly executed and delivered by Optionee and this Agreement constitutes a legal, valid and binding agreement of Optionee, enforceable against Optionee in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies).

               (b) Optionee represents and warrants that the Option is being acquired by Optionee for Optionee's personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof, and that Optionee is a resident of the State of Connecticut.

               (c) Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such securities under the Act on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that Optionee's exercise of the Option may be expressly conditioned upon Optionee's delivery to the Company of such representations and undertakings as the Company may reasonably require in order to secure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing of such Shares. Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Act or an exemption from such registration is available.

               (d) Optionee acknowledges receipt of this Agreement granting the Option, and the Plan, and understands that all rights and liabilities connected with the Option are set forth herein and in the Plan.

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          9.   No Rights as a Stockholder.  Optionee shall have no rights as a
               --------------------------
stockholder of any shares of Common Stock covered by the Option until the date (the "Exercise Date") an entry evidencing such ownership is made in the stock transfer books of the Company. Except as may be provided under Section 11 of the Plan, the Company will make no adjustment for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

          10.  Limitation of Company's Liability for Nonissuance.  Inability of
               -------------------------------------------------
the Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

          11.  This Agreement Subject to Plan.  This Agreement is made under the
               ------------------------------
provisions of the Plan and shall be interpreted in a manner consistent with it. To the extent that any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall control. A copy of the Plan is available to Optionee at the Partnership's principal executive offices upon request and without charge. The good faith interpretation of the Committee of any provision of the Plan, the Option or this Agreement, and any determination with respect thereto or hereto by the Committee, shall be final, conclusive and binding on all parties.

          12.  Restrictive Legends.  Optionee hereby acknowledges that federal
               -------------------
securities laws and the securities laws of the state in which Optionee resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of the Option, and Optionee hereby consents to the placing of any such legends upon certificates evidencing the Shares as the Company, or its counsel, may reasonably deem necessary; provided, however, that any such legend or legends shall be removed when no longer applicable.

          13.  Notices.  All notices, requests and other communications
               -------
hereunder shall be in writing and, if given by telegram, telecopy or telex, shall be deemed to have been validly served, given or delivered when sent, if given by personal delivery, shall be deemed to have been validly served, given or delivered upon actual delivery and, if mailed, shall be deemed to have been validly served, given or delivered three business days after deposit in the United States mails, as registered or certified mail, with proper postage prepaid and addressed to the party or parties to be notified, at the following addresses (or such other address(es) as a party may designate for itself by like notice):

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               If to the Company:

                    Brylane Inc.
                    463 Seventh Ave., 21st Floor
                    New York, New York  10018

               If to Optionee:

                    William C. Johnson
                    P.O. Box 7106
                    Rancho Santa Fe, California 92067

                    Federal Express:
                    5406 El Secreto
                    Rancho Santa Fe, California 92067

          14.  Governing Law.  This Agreement shall be construed under and
               -------------
governed by the laws of the State of Delaware without regard to the conflict of law provisions thereof.

          15.  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original and both of which together shall be deemed one Agreement.

          16.  Representations and Warranties of the Company.
               ---------------------------------------------

               (a) The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware. The Company has all necessary power and authority to own its properties and assets and to carry on its business as now conducted and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which the character or the location of the assets owned or leased by it or the nature of the business conducted by it requires licensing or qualification. True, correct and complete copies of the Certificate of Incorporation of the Company and the Plan as in effect on the date hereof have been delivered to the Optionee. The Company's direct and indirect wholly-owned Subsidiaries are: VP Holding Corporation (a Delaware corporation), VGP Corporation (a Delaware corporation), VLP Corporation (a Delaware corporation), Brylane, L.P. (a Delaware limited partnership), B.L. Catalog Distribution, Inc. (a Delaware corporation), B.L. Management Services, Inc. (a Delaware corporation), Brylane Capital Corp. (a Delaware corporation), B.L. Catalog Distribution Partnership (an Indiana general partnership) and B.L. Management Services Partnership (a New York general partnership).

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               (b) As of the date hereof, the authorized capital stock of the
Company consists of 40,000,000 shares of common stock, $0.01 par value per share (the "Common Stock"), of which _______ shares are issued and outstanding and 1,000,000 shares of preferred stock, $0.01 par value. There are no options or other rights or other agreements, arrangements or commitments of any nature obligating the Company to issue, transfer or sell any Shares, except as otherwise provided (i) in this Agreement, (ii) the Brylane Inc. 1996 Senior Management Stock Subscription Plan, (iii) the Brylane Inc. 1996 Stock Subscription Plan, (iv) the Plan and (v) the Brylane Inc. 1996 Stock Option Plan.

               (c) The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company's Board of Directors and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and this Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies).

               (d) No order, permit, consent, approval, license, authorization or validation of, and no registration, filing of notice with, any governmental entity is necessary to authorize or permit, or is required in connection with, the execution, delivery or performance of this Agreement or the consummation by the Company of the transactions contemplated hereby (assuming the truth of Optionee's representations in Section 8 hereof).

               (e) Neither the execution, delivery nor consummation of this Agreement nor compliance by the Company with any of the provisions hereof will
(i) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation of the Company, (ii) result in a violation or breach or termination of, or constitute a default under, any material agreement to which the Company is subject, or (iii) violate any judgment, order, writ, injunction, decree, award, statute, rule or regulation to which the Company is subject (assuming the truth of Optionee's representations in Section 8 hereof).

                                       8
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          IN WITNESS WHEREOF, the Company and Optionee have executed this
Agreement as of the date first above written.

                                    THE COMPANY:

                                    BRYLANE INC.,
                                    a Delaware corporation



                                    By:  ____________________________

                                         Title:  ____________________


                                    OPTIONEE:


                                    _________________________________
                                    William C. Johnson

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